================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    October 29, 2001
                                                    ----------------------------

                         ARCHSTONE-SMITH OPERATING TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Maryland
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             1-10272                                  74-6056896
--------------------------------       -----------------------------------------
    (Commission File Number)             (I.R.S. Employer Identification No.)


  7670 South Chester Street, Englewood, CO                     80112
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                   (Zip Code)

                                 (303) 708-5959
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)






================================================================================

Item 2.  Acquisition or Disposition of Assets

         On October 29, 2001, Archstone Communities Trust ("Archstone") was reorganized into an "umbrella partnership" real estate investment trust, or "UPREIT," structure. To accomplish this reorganization, Archstone-Smith Trust ("Archstone-Smith"), a wholly owned subsidiary of Archstone, created a wholly owned subsidiary. Archstone then merged with the newly created subsidiary with Archstone surviving the merger and becoming a wholly owned subsidiary of Archstone-Smith and continuing under the name "Archstone-Smith Operating Trust." In the reorganization, holders of shares of beneficial interest in Archstone received shares of beneficial interest in Archstone-Smith, as follows:

         . holders of Archstone common shares received, for each Archstone common share issued and outstanding immediately prior to the reorganization, one Archstone-Smith common share;

         . holders of Archstone Series A preferred shares received, for each Archstone Series A preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith Series A preferred share;

         . holders of Archstone Series C preferred shares received, for each Archstone Series C preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith Series C preferred share; and

         . holders of Archstone Series D preferred shares received, for each Archstone Series D preferred share issued and outstanding immediately prior to the reorganization, one Archstone-Smith Series D preferred share.

         The Archstone-Smith Series A, C and D preferred shares issued in connection with the Archstone-Smith reorganization detailed above have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to the corresponding series of Archstone preferred shares for which they were converted, except for changes that do not materially and adversely affect the former holders of the Archstone preferred shares.

         Each option to acquire Archstone common shares under Archstone's 1997 Long-Term Incentive Plan was converted into an option to acquire the same number of Archstone-Smith common shares under the Archstone-Smith Trust 2001 Long-Term Incentive Plan. The options to acquire Archstone-Smith common shares have the same exercise price, vesting and other terms as the Archstone options for which they were substituted.

         Archstone-Smith assumed the Archstone 1987 Share Option Plan for Outside Trustees and the Archstone 1996 Share Option Plan for Outside Trustees. Each option to acquire Archstone common shares under the plans remains outstanding and is exercisable for the same number of Archstone-Smith common shares. The options to acquire Archstone-Smith common shares have the same exercise price, vesting and other terms as the Archstone options for which they were substituted.

         Holders of fractional Archstone common shares will not receive fractional Archstone-Smith common shares. Instead, each holder of Archstone common shares otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with 0.5 of a cent rounded up, determined by multiplying (i) $25.17 (the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the reorganization) by (ii) the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

         On October 31, 2001, Charles E. Smith Residential Realty, Inc. ("Smith Residential") was merged with and into Archstone-Smith, with Archstone-Smith as the surviving entity. In the merger:

         . holders of Smith Residential common stock received, for each share of Smith Residential common stock issued and outstanding immediately prior to the merger, 1.975 Archstone-Smith common shares;

         . holders of Smith Residential Series A preferred stock received, for each share of Smith Residential Series A preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series H preferred share;

         . holders of Smith Residential Series C preferred stock received, for each share of Smith Residential Series C preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series I preferred share;

         . holders of Smith Residential Series E preferred stock received, for each share of Smith Residential Series E preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series J preferred share;

         . holders of Smith Residential Series F preferred stock received, for each share of Smith Residential Series F preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series K preferred share; and

         . holders of Smith Residential Series G preferred stock received, for each share of Smith Residential Series G preferred stock issued and outstanding immediately prior to the merger, one Archstone-Smith Series L preferred share.

         The Archstone-Smith Series H, I, J, K and L preferred shares issued in the merger have preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to the corresponding series of Smith Residential preferred stock for which they were converted, adjusted as necessary to reflect the exchange ratio in the merger, except for changes that do not materially and adversely affect the holders of Smith Residential preferred stock.

         Holders of Smith Residential common stock will not receive fractional Archstone-Smith common shares. Instead, each holder of Smith Residential common stock otherwise entitled to a fractional share interest in Archstone-Smith will be paid an amount in cash, without interest, rounded to the nearest cent, with
0.5 of a cent rounded up, determined by multiplying (i) $25.17 (the average closing price of an Archstone common share on the New York Stock Exchange for the 20 trading days preceding the closing date of the merger) by (ii) the fraction of an Archstone-Smith common share which such holder would otherwise be entitled to receive.

         After giving effect to the foregoing transactions, Archstone-Smith had approximately the following common shares and preferred shares issued and outstanding:

                                                               Issued and
Class or Series of Shares                                  Outstanding Shares
-------------------------                                  ------------------
Common Shares.........................................            171,638,428

Series A Preferred Shares.............................              3,174,235

Series C Preferred Shares.............................              1,969,100

Series D Preferred Shares.............................              1,989,956

Series H Preferred Shares.............................              2,640,325

Series I Preferred Shares.............................                    500

Series J Preferred Shares.............................                684,931

Series K Preferred Shares.............................                666,667

Series L Preferred Shares.............................                641,026

         Upon conversion of the outstanding shares of Smith Residential common stock and preferred stock into the merger consideration, the Smith Residential common stock and preferred stock were cancelled and retired and ceased to exist.

         Also on October 31, 2001, Charles E. Smith Residential Realty L.P. ("Smith Partnership") merged with and into Archstone, with Archstone continuing under the name "Archstone-Smith Operating Trust." In this merger, which is referred to as the "partnership merger":

         . holders of Class A common units in Smith Partnership, other than Archstone-Smith, as successor to Smith Residential as a result of the merger, received, for each Smith Partnership Class A common unit issued and outstanding immediately prior to the partnership merger, 1.975 Archstone Class A-1 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up; and

         . Archstone-Smith, as successor to Smith Residential as a result of the merger, received, for each Smith Partnership Class A common unit issued and outstanding held by it immediately prior to the partnership merger, 1.975 Archstone Class A-2 common units, rounded to the nearest whole unit, with 0.5 of a unit rounded up.

         In addition, the outstanding Smith Partnership preferred units were exchanged as follows:

         . the Series A preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series H preferred units of Archstone;

         . the Series C preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series I preferred units of Archstone;

         . the Series E preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series J preferred units of Archstone;

         . the Series F preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series K preferred units of Archstone; and

         . the Series G preferred units of Smith Partnership held by Archstone-Smith, as successor to Smith Residential as a result of the merger, were exchanged for an equivalent number of Series L preferred units of Archstone.

         Under the Archstone declaration of trust, each Archstone Class A-1 common unit issued in the partnership merger is subject to a unit redemption right at the option of the holder thereof immediately following the partnership merger. Upon exercise by a unitholder of the redemption right, Archstone is required to acquire the unitholder's Class A-1 common unit for an amount of cash per unit based on the market price of Archstone-Smith common shares in accordance with the Archstone declaration of trust. However, Archstone-Smith, in its sole discretion, may elect to assume and directly satisfy Archstone's redemption obligation, in which case Archstone-Smith will pay the redeeming unitholder in Archstone-Smith common shares, or their cash equivalent. Upon redemption of these units, these unitholders would receive Archstone-Smith common shares on a one-for-one basis or their cash equivalent, at the election of Archstone-Smith.

         After giving effect to the foregoing transactions, Archstone had approximately the following common units and preferred units issued and outstanding:

                                                                   Issued and
Class or Series of Units                                       Outstanding Units
------------------------                                       -----------------
Class A-1 Units..........................................             25,511,268

Class A-2 Units..........................................            171,638,428

Series A Preferred Units.................................              3,174,235

Series C Preferred Units.................................              1,969,100

Series D Preferred Units.................................              1,989,956

Series H Preferred Units.................................              2,640,325

Series I Preferred Units.................................                    500

Series J Preferred Units.................................                684,931

Series K Preferred Units.................................                666,667

Series L Preferred Units.................................                641,026

         Immediately following the completion of the foregoing transactions, Archstone-Smith owns all of the outstanding Archstone Class A-2 common units and all outstanding Archstone preferred units. All other classes or series of Archstone units are owned by former unitholders of Smith Partnership.

Item 5.  Other Events

                                  RISK FACTORS

         The following factors could affect our future financial performance:

We historically have not owned or operated high-rise apartment buildings and the market price of the Archstone-Smith common shares for which Archstone common units may be redeemed may decline if we fail to successfully operate the high-rise apartment buildings acquired in the merger.

         In the partnership merger, we acquired Smith Partnership's interest in approximately 50 high-rise apartment buildings. The high-rise apartment building properties represent approximately 25% of the combined portfolio based on number of apartment units. We historically have not owned or operated high-rise apartment buildings. If we fail to successfully operate these apartment buildings, the market price of Archstone-Smith common shares and the value of common units could decline. In addition, if we determine to liquidate these high-rise apartment buildings over time, we may not be successful in doing so or may not do so at attractive prices, which could adversely affect the market price of Archstone-Smith common shares and the value of common units.

We will be restricted in our ability to sell the properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in our inability to sell these properties at an opportune time and increased costs to us.

         Under the shareholders' agreement between Archstone-Smith, Archstone, Robert H. Smith and Robert P. Kogod, for a period of 15 years, we are restricted from transferring specified high-rise properties located in the Crystal City area of Arlington, Virginia without the consent of Messrs. Smith and Kogod, which could result in our inability to sell these properties at an opportune time and increased costs to us. Notwithstanding, we are permitted to transfer these properties in connection with a sale of all of the properties in a single transaction or pursuant to a bona fide mortgage of any or all of such properties in order to secure a loan or other financing. Also, a sale of any of the properties acquired in the merger prior to January 1, 2022, could result in increased costs in light of the tax related undertakings made to the former Smith Partnership unitholders in connection with the partnership merger.

The operations of Archstone and Smith Residential may not be integrated successfully and the intended benefits of the partnership merger may not be realized, which could have a negative impact on the market price of Archstone-Smith common shares and the value of Archstone units.

         The completion of the merger poses risks for the ongoing operations of Archstone-Smith, including that:

         . we may not achieve the expected cost savings and operating efficiencies from the merger, including the ability to realize economies of scale;

         . the Smith Residential and Archstone portfolios may not perform as well as currently anticipated;

         . the concentration of our properties in a few identified markets may increase our exposure to the economic conditions of those markets;

         . we may experience difficulties and incur expenses related to the assimilation and retention of Smith Residential employees; and

         . we may not effectively merge and integrate Smith Residential's operations.

         If we fail to successfully integrate Smith Residential and/or fail to realize the intended benefits of the merger, the market price of Archstone-Smith common shares could decline.

We depend on our key personnel.

         Our success depends on our ability to attract and retain the services of executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of several of our key personnel could have an adverse effect on us.

Debt financing could adversely affect our performance.

         We are subject to risks associated with debt financing and preferred equity. These risks include the risks that we will not have sufficient cash flow from operations to meet required payments of principal and interest or to pay distributions on our securities at expected rates, that we will be unable to refinance current or future indebtedness, that the terms of any refinancing will not be as favorable as the terms of existing indebtedness, and that we will be unable to make necessary investments in new business initiatives due to lack of available funds. Increases in interest rates could increase interest expense, which would adversely affect net earnings and cash available for payment of obligations. If we are unable to make required payments on indebtedness that is secured by a mortgage on our property, the asset may be transferred to the mortgagee with a consequent loss of income and value to us.

         Additionally, our debt agreements contain customary covenants which, among other things, restrict our ability to incur additional indebtedness and, in certain instances, restrict our ability to engage in material asset sales, mergers, consolidations and acquisitions. These debt agreements also require us to maintain various financial ratios. Failure to comply with these covenants could result in a requirement to repay the indebtedness prior to its maturity, which could have an adverse effect on our operations and ability to make distributions to shareholders.

         Some of our debt instruments bear interest at variable rates. Increases in interest rates would increase our interest expense under these instruments and would increase the cost of refinancing these instruments and issuing new debt. As a result, higher interest rates would adversely affect cash flow and our ability to service our indebtedness.

         Giving effect to the merger and the partnership merger, we had $3.7 billion in total debt outstanding as of September 30, 2001, of which $2.0 billion was secured by real estate assets and $661.9 million was subject to variable interest rates, including $218 million outstanding on our short-term credit facilities.

We may not have access to equity capital.

         Since mid-1998 and continuing into 2001, the real estate industry has experienced a reduced supply of favorably-priced public equity capital, which has generally decreased the level of new investment activity by publicly-traded real estate companies. A prolonged period in which real estate operating companies cannot effectively access the public equity markets may result in heavier reliance on alternative financing sources to undertake new investment activities.

We are subject to risks inherent in ownership of real estate.

         Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local, regional or national conditions (such as an oversupply of communities or a reduction in rental demand in a specific area), the quality and philosophy of management, competition from other available properties and the ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations, including zoning, usage and tax laws, interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws.

         Although we seek to minimize these risks through our market research and property management capabilities, they cannot be totally eliminated.

We are subject to risks inherent in real estate development.

         We have developed or commenced development on a substantial number of apartment communities and expect to develop additional apartment communities in the future. Real estate development involves risks in addition to those involved in the ownership and operation of established communities, including the risks that financing, if needed, may not be available on favorable terms, construction may not be completed on schedule, contractors may default, estimates of the costs of developing apartment communities may prove to be inaccurate and communities may not be leased or rented on profitable terms or in the time frame anticipated. Timely construction may be affected by local weather conditions, local or national strikes and local or national shortages in materials, building supplies or energy and fuel for equipment. These risks may cause the development project to fail to perform as expected.

Real estate investments are relatively illiquid and we may not be able to sell properties when appropriate.

         Equity real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.

We may suffer losses on our technology investments.

         We have several investments in technology-related companies. The broader technology sector, including the sectors in which our investees operate, is currently suffering from a decreased supply of capital and depressed market valuation. The inability of these companies to raise capital at a satisfactory price in the near term could impair their ability to fund immediate obligations, including working capital requirements, and could result in the failure of those companies. In the event that our investments in technology companies are deemed to be partially or fully impaired, the resulting write-down of our investment would have a negative impact on our net earnings and could adversely affect the price of our common shares.

We are subject to the Americans with Disabilities Act.

         Our communities must comply with Title III of the Americans with Disabilities Act to the extent that such communities are or contain "public accommodations" and/or "commercial facilities" as defined by the Act. The Act does not consider apartment communities to be public accommodations or commercial facilities, except for portions of such facilities which are open to the public, such as the leasing office. Noncompliance could result in imposition of fines or an award of damages to private litigants. We believe our communities comply with all present requirements under the Act and applicable state laws.

Compliance with environmental regulations may be costly.

         We must comply with certain environmental and health and safety laws and regulations related to the ownership, operation, development and acquisition of apartments. Under those laws and regulations, we may be liable for, among other things, the costs of removal or remediation of certain hazardous substances, including asbestos-related liability. Those laws and regulations often impose liability without regard to fault. As part of our due diligence procedures, we have conducted Phase I environmental assessments on each of our communities prior to acquisition; however, we cannot give any assurance that those assessments have revealed all potential liabilities. We are not aware of any environmental condition on any of our real estate investments which is likely to have a material adverse effect on our financial position or results of operations; however, we cannot give any assurance that any such condition does not exist or may not arise in the future.

Changes in laws may result in increased cost.

         We may not be able to pass on increased costs resulting from increases in real estate taxes, income taxes or other governmental requirements directly to our residents. Substantial increases in rents, as a result of those increased costs, may affect the ability of a resident to pay rent, causing increased vacancy. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other environmental conditions may result in significant unanticipated expenditures.

Archstone-Smith's failure to qualify as a REIT would have adverse consequences.

         We believe Archstone-Smith has qualified for taxation as a REIT under the Internal Revenue Code and plans to continue to meet the requirements for taxation as a REIT. We cannot, however, guarantee that Archstone-Smith has qualified or will continue to qualify in the future as a REIT. We cannot give any assurance that new legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements relating to Archstone-Smith's qualification. If Archstone-Smith fails to qualify as a REIT, Archstone-Smith would be subject to federal income tax at regular corporate rates. Also, unless the Internal Revenue Service granted Archstone-Smith relief, Archstone-Smith would remain disqualified as a REIT for four years following the year in which it failed to qualify. In the event that Archstone-Smith failed to qualify as a real estate investment trust, Archstone-Smith would be required to pay significant income taxes and would have less money available for operations and distributions to shareholders. This would likely have a significant adverse effect on the value of Archstone-Smith's securities and our ability to raise additional capital.

We intend to qualify as a partnership, but cannot guarantee that we will qualify.

         We intend to qualify as a partnership for federal income tax purposes. However, we will be treated as an association taxable as a corporation for federal income tax purposes if we are a "publicly traded partnership," unless at least 90% of our income is qualifying income as defined in the tax code. Qualifying income for the 90% test generally includes passive income, such as real property rents, dividends and interest. The income requirements applicable to REITs and the definition of qualifying income for purposes of this 90% test are similar in most respects. We believe that we would meet this qualifying income test, but cannot guarantee that we would. If we were to be taxed as a corporation, we will incur substantial tax liabilities, Archstone-Smith would fail to qualify as a REIT for tax purposes and Archstone-Smith's and our ability to raise additional capital would be impaired.

We are subject to losses that may not be covered by insurance.

         There are certain types of losses (such as from war) which may be uninsurable or not economically insurable. Additionally, many of our communities in California are located in the general vicinity of active earthquake fault lines. Although we maintain insurance to cover most reasonably likely risks, including earthquakes, if an uninsured loss or a loss in excess of insured limits occurs, we could lose both our invested capital in, and anticipated profits from, one or more communities. We would also be required to continue to repay mortgage indebtedness or other obligations related to such communities. Any such loss could materially adversely affect our business, financial condition and results of operations.

We have a concentration of investments in certain markets.

         Approximately 11% of our apartment communities which are operating or under construction were in Southern California as of September 30, 2001. Southern California is the geographic area comprised of the Los Angeles, Inland Empire, Orange County, San Diego and Ventura County markets. Additionally, approximately 10% of our apartment communities which are operating or under construction were in the San Francisco Bay area of California. Following the merger with Smith Partnership, approximately 32% of our apartment communities which are operating or under construction are in the greater Washington, D.C. metropolitan area. We are, therefore, subject to increased exposure (positive or negative) to economic and other competitive factors specific to protected markets within these geographic areas.

Our business is subject to extensive competition.

         There are numerous commercial developers, real estate companies and other owners of real estate that we compete with in seeking land for development, apartment communities for acquisition and disposition and residents for apartment communities. All of our apartment communities are located in developed areas that include other apartment communities. The number of competitive apartment communities in a particular area could have a material adverse effect on our ability to lease units and on the rents charged. In addition, single-family homes and other residential properties provide housing alternatives to residents and potential residents of our apartment communities.

                        FEDERAL INCOME TAX CONSIDERATIONS

Tax Status of Archstone-Smith Operating Trust

          The entity that will survive the partnership merger is organized for state law purposes as a Maryland real estate investment trust. Prior to the partnership merger, this entity made an election to be treated either as a partnership or as a disregarded entity for federal income tax purposes. As a result of this election, this entity automatically will be treated as a partnership when it has more than one owner.

          In order for Archstone to be able to make this election, it cannot have made an election to change its entity classification status after December 31, 1996. An entity that files an election to be treated as a REIT for federal income tax purposes is treated as having made an election to be treated as an association for federal income tax purposes. As a result, if Archstone made an election to be treated as a REIT for federal income tax purposes after December 31, 1996, it would be deemed to have made an election regarding its entity classification and would not be eligible to make an election to be treated as a partnership or a disregarded entity. If this were the case, Archstone-Smith Operating Trust would not qualify as a partnership and the tax implications to the former Smith Partnership unitholders would be significant.

         Mayer, Brown & Platt, counsel to Archstone-Smith Operating Trust and Archstone-Smith has provided opinions to Smith Residential to the effect that Archstone has been organized and operated in conformity with the requirements for qualification as a REIT commencing with Archstone's taxable year ending December 31, 1994 and that the entity into which Smith Partnership merged will be treated for federal income tax purposes as a partnership or an entity disregarded as a separate entity immediately prior to, and at the time of, the partnership merger. Mayer, Brown & Platt's opinions rely upon customary representations by Archstone and Archstone-Smith about factual matters relating to the income, organization and operation of Archstone, Archstone-Smith and their subsidiaries, including that Archstone filed its initial election to be treated as a REIT prior to December 31, 1996 and that Archstone has made no election to change its classification since filing such initial election other than the election to be made prior to the partnership merger as described above.

         An entity that is classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account its allocable share of income, gains, losses, deductions and credits of the partnership in computing its federal income tax liability, even if no cash distributions are made by the partnership to the partner. Distributions of money by a partnership to a partner generally are not taxable unless the amount of the distribution exceeds the partner's adjusted basis in its partnership interest.

         An entity that is classified as a partnership under these regulations nevertheless will be taxable as a corporation if it is a "publicly traded partnership" within the meaning of section 7704 of the Internal Revenue Code that fails to satisfy a "90% qualifying income" test under section 7704 of the Internal Revenue Code. A partnership is a publicly traded partnership under section 7704 of the Internal Revenue Code if:

         . interests in the partnership are traded on an established securities market; or

         . interests in the partnership are readily tradable on a "secondary market" or the "substantial equivalent" of a secondary market.

         Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which look to the specific facts and circumstances relating to the partnership and to transfers of interests in the partnership.

         Archstone-Smith Operating Trust intends to take the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a significant risk, however, that the rights of Archstone-Smith Operating Trust unitholders to redeem the Archstone-Smith Operating Trust units for Archstone-Smith common shares could cause the Archstone-Smith Operating Trust units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if the Archstone-Smith Operating Trust units were considered to be tradable on the substantial equivalent of a secondary market either now or in the future, Archstone-Smith Operating Trust cannot guarantee that it would qualify for any of the safe harbors mentioned above. For example, Archstone-Smith Operating Trust will not be able to satisfy the "private placement" safe harbor because it will have more than 100 partners and will issue units in registered offerings, such as the units to be issued in connection with the partnership merger, and Archstone-Smith Operating Trust will not impose limitations on transfers of Archstone-Smith Operating Trust units that would ensure it could qualify for other safe harbors. Based on its representations that Archstone-Smith Operating Trust will satisfy the "90% qualifying income" test discussed above, in the opinion of Mayer, Brown & Platt, under federal income tax law and regulations, Archstone-Smith Operating Trust will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. The opinion, however, is not binding on the Internal Revenue Service.

         If Archstone-Smith Operating Trust is a publicly traded partnership, it will not be taxed as a corporation if at least 90% of its gross income consists of qualifying income under section 7704 of the Internal Revenue Code. Qualifying income generally includes real property rents and other specified types of passive and portfolio income. Archstone-Smith Operating Trust believes that it will have sufficient qualifying income so that it will be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to Archstone-Smith in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar in many respects. In addition, failure of Archstone-Smith Operating Trust to qualify as a partnership for tax purposes would cause Archstone-Smith to fail to qualify as a REIT. Therefore, it is likely that Archstone-Smith will manage Archstone-Smith Operating Trust in such a way that Archstone-Smith will meet the gross income tests applicable to REITs and Archstone-Smith Operating Trust will have qualifying income sufficient for it to avoid being taxed as a corporation.

         If Archstone-Smith Operating Trust were a publicly traded partnership, but were not taxed as a corporation for federal income tax purposes because it satisfies the 90% qualifying income requirement, holders of Archstone-Smith Operating Trust units nevertheless would be subject to special passive loss rules applicable to publicly traded partnerships. In particular, if Archstone-Smith Operating Trust were a publicly traded partnership, an Archstone-Smith Operating Trust unitholder would be unable to use passive losses from other passive activities to offset the unitholder's share of Archstone income and gains. Similarly, any Archstone-Smith Operating Trust losses allocable to an Archstone-Smith Operating Trust unitholder could be used only to offset the unitholder's allocable share of Archstone-Smith Operating Trust income and gains and not against income and gains from other passive activities.

         This entire discussion assumes that Archstone-Smith Operating Trust is and will be treated as a partnership for federal income tax purposes. If Archstone-Smith Operating Trust were instead taxable as a corporation, most, if not all, of the tax consequences described below would not apply and distributions to Archstone-Smith Operating Trust unitholders could be materially reduced. In addition, if Archstone-Smith Operating Trust were taxable as a corporation, Archstone-Smith would fail to qualify as a REIT under the Internal Revenue Code and would be taxable as a regular corporation. This would likely have the effect of reducing the value of Archstone-Smith common shares, which, in turn, would adversely affect the value of Archstone-Smith Operating Trust units because Archstone-Smith Operating Trust units are convertible into Archstone-Smith common shares or their cash equivalent, at the election of Archstone-Smith.

Effect of Subsequent Events

         Subsequent events could cause a Smith Partnership unitholder who continued as an Archstone-Smith Operating Trust unitholder in the partnership merger to recognize part or all of the unitholder's gain that is not recognized at the time of the partnership merger. Subsequent events that could cause the recognition of gain to a former Smith Partnership unitholder include:

         . the sale of individual properties by Archstone-Smith Operating Trust, particularly those currently held by Smith Partnership and with respect to which the former Smith Partnership unitholder had substantial deferred gain even before the partnership merger;

         . a distribution of a property held by Smith Partnership at the time of the partnership merger with respect to which gain was deferred, either at the time the former Smith Partnership unitholder contributed the property to Smith Partnership or at the time of the merger or the partnership merger;

         . the refinancing, repayment or other reduction in the amount of existing debt secured by individual properties, particularly those held by Smith Partnership and with respect to which the former Smith Partnership unitholder had substantial deferred gain even before the partnership merger;

         . the issuance of additional Archstone-Smith Operating Trust units, which could reduce the former Smith Partnership unitholder's share of Archstone-Smith Operating Trust liabilities;

         . an increase in the basis of a property held by Smith Partnership, due to capital expenditures or otherwise, with respect to which the former Smith Partnership unitholder had substantial deferred gain even before the partnership merger; and

         . the elimination of the disparity between the current tax bases of the Smith Partnership properties and the "book bases" of the properties, which are based on the fair market value of the properties at the time of the partnership merger, which has the effect of reducing the amount of indebtedness allocable to former Smith Partnership unitholders for basis purposes and, therefore, can result in deemed cash distributions. See "Tax Consequences of Ownership of Archstone-Smith Operating Trust Units--Tax Allocations with Respect to Book-Tax Difference on Contributed Properties."

         As a general rule, Archstone-Smith, which is the trustee of Archstone-Smith Operating Trust, is not required to take into account the tax consequences to, or obtain the consent of, the unitholders of Archstone-Smith Operating Trust in deciding whether to cause Archstone-Smith Operating Trust to undertake specific transactions that could have adverse tax consequences to the Archstone-Smith Operating Trust unitholders. However, pursuant to the tax protection agreement, Archstone-Smith Operating Trust has agreed, for the benefit of Smith Partnership unitholders, not to sell the properties held by Smith Partnership at the time of the partnership merger or the interests in Smith Realty Company or to repay or prepay certain existing nonrecourse debts outstanding at the time of the partnership merger. In addition, in connection with the partnership merger, Archstone-Smith Operating Trust also assumed and agreed to comply with prior agreements previously entered into by Smith Partnership with some Smith Partnership unitholders not to undertake specified types of transactions with respect to specified properties for a limited period of time as set forth in those agreements. Any compensation to be paid to a former Smith Partnership unitholder in the event of a violation of a prior agreement previously entered into by Smith Partnership would be determined under the prior agreement between Smith Partnership and the unitholder. Except for these specific commitments and commitments regarding the opportunity of some Smith Partnership unitholders to guarantee and maintain specified types and amounts of debt of Archstone, Smith Partnership and Archstone-Smith have not made any commitment to Smith, Smith Partnership or any of the Smith Partnership unitholders not to undertake transactions because they will cause the former Smith Partnership unitholders to recognize all or part of the taxable gain that was deferred either through the original contribution of assets to Smith Partnership or through the partnership merger.

         Sale of Individual Properties. If Archstone-Smith Operating Trust sells assets after the partnership merger that have unrealized gain, under applicable Treasury regulations the former Smith Partnership unitholders would be specially allocated an amount of taxable gain equal to the unrealized gain, reduced by any amortized amounts that existed with respect to the asset sold at the time of the partnership merger. Those former Smith Partnership unitholders who are specially allocated gain under these rules would report the additional gain on their individual federal income tax returns, but would not be entitled to any special distributions from Archstone-Smith Operating Trust in connection with a sale by Archstone-Smith Operating Trust of any former Smith Partnership assets. Thus, the former Smith Partnership unitholders may not receive cash distributions from Archstone-Smith Operating Trust sufficient to pay their additional taxes if Archstone-Smith Operating Trust sells properties that it acquired from Smith Partnership at the time of the partnership merger. A former Smith Partnership unitholder, however, may be able to use any passive losses or passive loss carryforwards to offset any unrealized gain that it must recognize, subject to any applicable passive loss limitations, including special limitations that would apply if Archstone-Smith Operating Trust were to be classified as a publicly traded partnership. See "Tax Status of Archstone-Smith Operating Trust."

         If Archstone-Smith Operating Trust sells a property formerly held by Smith Partnership, the former Smith Partnership unitholder(s) who contributed the property to Smith Partnership will be allocated, for federal income tax purposes, the portion of the gain from the sale that is attributable to the built-in gain that existed at the time the property was contributed to Archstone-Smith Operating Trust. Moreover, the former Smith Partnership unitholders as a group, including Archstone-Smith as the successor to Smith Residential, may be required to be allocated, for federal income tax purposes, the portion of the gain from any such sale that is attributable to the built-in gain that existed at the time of the partnership merger, the contribution of Smith Partnership assets to Archstone-Smith Operating Trust, less the built-in gain attributable to the original contributing Smith Partnership unitholders, if any, described in the preceding sentence. If the disposition is not undertaken as a "like-kind" exchange under section 1031 of the Internal Revenue Code and results in the recognition of any taxable gain, Archstone-Smith Operating Trust will be required to pay the former Smith Partnership unitholder an amount equal to any income taxes incurred by the unitholder as a result of the sale, to the extent that any of the built-in gain that existed at the time the property was contributed to Smith Partnership.

         The treatment of the unrealized gain in the absence of a sale of any Smith Partnership assets will depend on the method that Archstone-Smith Operating Trust uses to deal with unrealized gain. For a discussion of the impact to the Archstone-Smith Operating Trust unitholders of unrealized gain in the absence of a sale of a property, see "--Tax Consequences of Ownership of Archstone Units--Tax Allocations with Respect to Book-Tax Difference on Contributed Properties." For a discussion of certain tax related undertakings of Archstone relating to the sale of any Smith Partnership assets, see "Tax Related Undertakings of Archstone--Lock up Agreements."

         Distributions of Property. Upon the distribution by a partnership of property to another partner within seven years of when the property was contributed to the partnership, section 704(c)(1)(B) of the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at the time of the contribution. Similarly, section 737 of the Internal Revenue Code generally requires the recognition of a contributing partner's deferred gain upon the distribution by a partnership to that partner of other partnership property within seven years of when that partner contributed appreciated property to the partnership. Accordingly, a former Smith Partnership unitholder who contributed appreciated property to Smith Partnership might be required to recognize gain under either of these provisions if Archstone-Smith Operating Trust either distributes property formerly held by Smith Partnership to one or more Archstone-Smith Operating Trust unitholders or distributes any Archstone-Smith Operating Trust property to that Smith Partnership unitholder within seven years of when the contributing Smith Partnership unitholder originally contributed the property to Smith Partnership. However, under specific exceptions in the applicable Treasury regulations, neither of these provisions will apply to cause the recognition of gain by a Smith Partnership unitholder at the time of the partnership merger. Similarly, gain that is deferred at the time of the partnership merger with respect to appreciated assets of Smith Partnership that are contributed to Archstone-Smith Operating Trust, to the extent allocable to a former Smith Partnership unitholder, will be subject to gain recognition under these provisions upon a distribution of property by Archstone-Smith Operating Trust within seven years of the partnership merger.

          Refinancing of the Indebtedness Secured by Individual Properties. A former Smith Partnership unitholder could recognize taxable gain as a result of a reduction in the unitholder's share of partnership liabilities either in connection with the partnership merger or due to later events. Archstone-Smith Operating Trust cannot guarantee that a future refinancing of the indebtedness securing a property would not result in a reduction of the liabilities allocated to the former Smith Partnership unitholders, causing the former Smith Partnership unitholders to recognize taxable gain. Generally, the maximum amount of gain that any former Smith Partnership unitholder could recognize as a result of a reduction in liabilities is the amount by which its share of the indebtedness of Smith Partnership exceeds its share of the tax basis of the Smith Partnership assets, which amount is commonly referred to as a "negative tax capital account." For a discussion of certain tax related undertakings of Archstone relating to the refinancing of indebtedness secured by certain properties, see "Tax Related Undertakings of Archstone--Debt Maintenance."

Tax Consequences of Ownership of Archstone-Smith Operating Trust Units

          Income and Deductions in General. Each Archstone-Smith Operating Trust unitholder will be required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of Archstone-Smith Operating Trust. Each Archstone-Smith Operating Trust unitholder will be required to include these items on its federal income tax return even if the unitholder has not received any cash distributions from Archstone-Smith Operating Trust. For each taxable year, Archstone-Smith Operating Trust will be required to furnish to each Archstone-Smith Operating Trust unitholder a Schedule K-1 that sets forth the unitholder's allocable share of any income, gains, losses, deductions and credits of Archstone-Smith Operating Trust. Archstone-Smith Operating Trust is not required to pay any federal income tax directly.

          Treatment of Archstone-Smith Operating Trust Distributions. Distributions of money by Archstone-Smith Operating Trust to an Archstone-Smith Operating Trust unitholder, including deemed distributions that result from a reduction in the unitholder's share of Archstone-Smith Operating Trust liabilities, generally will result in taxable gain to the unitholder only if and to the extent that the distribution exceeds the unitholder's basis in its Archstone-Smith Operating Trust units immediately before the distribution. A portion of the gain may be taxable as ordinary income. Any reduction in an Archstone-Smith Operating Trust unitholder's share of Archstone-Smith Operating Trust's nonrecourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by the other properties as to which the unitholder does not have section 704(c) minimum gain, or otherwise, will constitute a deemed distribution of money to the unitholder. In addition, an issuance of additional units by Archstone-Smith Operating Trust without a corresponding increase in Archstone-Smith Operating Trust's nonrecourse liabilities could decrease an Archstone-Smith Operating Trust unitholder's share of Archstone-Smith Operating Trust nonrecourse liabilities, resulting in a deemed distribution of money to an Archstone-Smith Operating Trust unitholder.

          A distribution of property other than money by Archstone-Smith Operating Trust to its unitholders ordinarily does not result in the recognition of gain or loss by either Archstone-Smith Operating Trust or the unitholder unless the property is a marketable security for purposes of section 731(c) of the Internal Revenue Code and the exceptions to the requirement for recognition of gain do not apply. Marketable securities, for these purposes, include actively traded securities or equity interests in another entity that are readily convertible into or exchangeable for money or marketable securities. In that event, the property would be treated as money and the unitholder would recognize gain, but not loss, to the extent described above. There can be no assurance that Archstone-Smith Operating Trust will not make distributions of property that are considered marketable securities or that an exception to the gain recognition requirement would apply to any such distribution.

          Upon the distribution of property to another partner within seven years of when the property was contributed to the partnership, section 704(c)(1)(B) of the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at the time of the contribution. Similarly, section 737 of the Internal Revenue Code generally requires the recognition of a contributing partner's deferred gain upon the distribution to that partner of other partnership property within seven years of when that partner contributed appreciated property to the partnership. For a discussion of these provisions with respect to the partnership merger and former Smith Partnership unitholders, see "--Effect of Subsequent Events--Distributions of Property."

          Initial Basis of Units. In general, a Smith Partnership unitholder who acquired Archstone-Smith Operating Trust units in the partnership merger will have an initial basis in its Archstone-Smith Operating Trust units equal to its basis in its Smith Partnership units which will be adjusted to reflect the effects of the merger and the partnership merger. A Smith Partnership unitholder's basis in its Smith Partnership units will be adjusted upward or downward to reflect any increase or decrease, respectively, in the unitholder's share of Smith Partnership liabilities compared to the unitholder's share of Archstone liabilities immediately after the partnership merger.

          An Archstone-Smith Operating Trust unitholder's initial basis in its Archstone-Smith Operating Trust units generally will be increased by the unitholder's share of:

          .   Archstone-Smith Operating Trust taxable income;

          . any increases in nonrecourse liabilities incurred by Archstone-Smith Operating Trust; and

          . recourse liabilities to the extent the Archstone-Smith Operating Trust unitholder elects to take on a deficit restoration obligation or otherwise incurs the risk of loss with respect to those liabilities, whether through a guarantee or indemnification agreement or otherwise.

          Generally, an Archstone-Smith Operating Trust unitholder's initial basis in its units thereafter will be decreased, but not below zero, by the unitholder's share of:

          .   Archstone-Smith Operating Trust distributions;

          . decreases in liabilities of Archstone-Smith Operating Trust, including any decrease in its share of the nonrecourse liabilities of Archstone-Smith Operating Trust and any recourse liabilities for which it is considered to bear the economic risk of loss;

          .   losses of Archstone-Smith Operating Trust; and

          . nondeductible expenditures of Archstone-Smith Operating Trust that are not chargeable to capital.

          Allocations of Archstone-Smith Operating Trust Income, Gain, Loss and Deductions. The declaration of trust of Archstone-Smith Operating Trust generally provides that net losses will be allocated among the unitholders in proportion to their respective percentage ownership interests in Archstone-Smith Operating Trust. However, a holder of Archstone-Smith Operating Trust units will not be allocated net losses that would have the effect of creating a deficit balance in its capital account, as specially adjusted for such purpose, which losses are referred to as excess losses. Excess losses will be allocated first to Archstone-Smith in an amount equal to the excess of the aggregate recourse debt of Archstone-Smith Operating Trust over the aggregate deficit restoration obligations of the Archstone-Smith Operating Trust unitholders; second, to Archstone-Smith Operating Trust unitholders who have deficit restoration obligations in proportion to and to the extent of their respective deficit restoration obligations; and thereafter, to Archstone-Smith.

          The declaration of trust of Archstone generally provides that net income will be allocated first to Archstone-Smith to the extent that Archstone-Smith has previously been allocated losses that exceed the aggregate recourse debt of Archstone-Smith Operating Trust, including that portion of the recourse debt allocated to deficit restoration obligations of the Archstone-Smith Operating Trust unitholders. Second, net income will be allocated to

          Archstone-Smith Operating Trust unitholders who have deficit restoration obligations in an amount equal to the cumulative net losses allocated to such unitholders. Third, net income will be allocated to Archstone-Smith in an amount equal to the cumulative net losses allocated to Archstone-Smith that represented the excess of the aggregate recourse debt of Archstone-Smith Operating Trust over the aggregate deficit restoration obligations of Archstone-Smith Operating Trust unitholders. Fourth, net income will be allocated to any preferred unitholders to the extent necessary to reflect and preserve the economic rights associated with the particular preferred units. Finally, any remaining net income shall be allocated in proportion to the respective percentage ownership interests of the unitholders.

          Under section 704(b) of the Internal Revenue Code, a partnership's allocation of any item of income, gain, loss or deduction to a partner will be given effect for federal income tax purposes so long as it has "substantial economic effect," or is otherwise in accordance with the "partner's interest in the partnership." If an allocation of an item does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all acts and circumstances. Archstone-Smith Operating Trust believes that the allocations of items of income, gain, loss and deduction under the declaration of trust, as described above, will be considered to have substantial economic effect under the applicable Treasury regulations.

          Tax Allocations with Respect to Book-Tax Difference on Contributed Properties. Under section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the book-tax difference. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the partnership merger, a substantial book-tax difference existed with respect to the assets owned by Smith Partnership, particularly those that Smith Partnership previously acquired in exchange for its units.

          The declaration of trust of Archstone-Smith Operating Trust requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference be made in a manner that is consistent with section 704(c) of the Internal Revenue Code. Treasury regulations under section 704(c) require partnerships to use a reasonable method for allocation of items affected by section 704(c) of the Internal Revenue Code. Archstone-Smith Operating Trust has agreed to use the traditional method, one of the three methods outlined by the Treasury regulations under section 704(c), with no curative allocations, except as described below:

          . with respect to the Smith Partnership properties, except to the extent required under a pre-existing agreement to use another method, which requirement is not waived, and

          . with respect to each of the properties owned by Archstone-Smith Operating Trust immediately prior to the partnership merger.

          Under the traditional method, former Smith Partnership unitholders, including Archstone-Smith as successor to Smith Residential, will be allocated less depreciation and, therefore, more income with respect to the assets owned by Smith Partnership prior to the partnership merger. The effects of these allocations will be different for different Smith Partnership unitholders and will depend upon which, if any, properties those unitholders originally contributed to Smith Partnership and the amount of depreciation, if any, that remains to be claimed with respect to those properties. These reduced allocations of depreciation and increased allocations of income will be offset at least in part by increased allocations of depreciation and reduced allocations of income with respect to properties owned by Archstone-Smith Operating Trust before the partnership merger.

          In order to offset the effect of certain ceiling rule disparities, Archstone-Smith Operating Trust will make a special curative allocation of taxable income each year through 2028 to the former Smith Partnership unitholders in an amount per unit of Archstone-Smith Operating Trust held by such former holders equal to $5,000,000 divided by the number of Archstone-Smith Operating Trust units held by the former Smith Partnership unitholders immediately following the partnership merger. A ceiling rule disparity will generally exist if the aggregate amount of deductions for federal income tax purposes attributable to any of the Smith Partnership properties for any year is less than amount of depreciation attributable to such Smith Partnership property for such year computed based on the fair market value of such Smith Partnership property at the time of the partnership merger. Accordingly, in addition to the effects of the traditional method described above, each former Smith Partnership unitholder who continues to own Archstone-Smith Operating Trust units following the partnership merger will be allocated income each year as a result of these special curative allocations in addition to income allocated in proportion to their respective percentage ownership interests in Archstone-Smith Operating Trust, even though the cash flow of Archstone will be distributed proportionately among all Archstone-Smith Operating Trust unitholders.

     To the extent that the special curative allocation described above is not sufficient to eliminate the effect of all ceiling rule disparities with respect to a particular Smith Partnership property, Archstone-Smith Operating Trust will make a special curative allocation of income for federal income tax purposes to the former Smith Partnership unitholders upon a taxable disposition of such Smith Partnership property to offset the remaining ceiling rule disparity with respect to such property, even though the proceeds of the sale will be allocated proportionately among all Archstone-Smith Operating Trust unitholders. Conversely, no gain attributable to any book-tax difference remaining in an existing Archstone property at the time of sale will be allocated to the former Smith Partnership unitholders. Under the traditional method, however, the gain required to be specially allocated would not exceed the gain that is recognized by Archstone-Smith Operating Trust on the sale. The amount of gain allocated to specific former Smith Partnership unitholders with respect to Smith Partnership assets would depend upon a number of variables, including the book-tax difference that existed with respect to such assets within Smith Partnership before the partnership merger; whether the former Smith Partnership unitholder owns units issued in exchange for the contribution of that asset to Smith Partnership; the amount of the additional book-tax difference that was created as a result of the partnership merger with respect to the asset; and the amount of the book-tax difference with respect to that asset that has been amortized since the partnership merger and before the sale of the asset through the special allocations of depreciation deductions described above.

     The declaration of trust of Archstone-Smith Operating Trust will also require that any gain allocated to the Archstone-Smith Operating Trust unitholders upon the sale or other taxable disposition of any Archstone-Smith Operating Trust asset must, to the extent possible after taking into account other required allocations of gain, be characterized as recapture income in the same proportions and to the same extent as the unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of the gains as recapture income.

     Liquidation of Archstone-Smith Operating Trust. If Archstone-Smith Operating Trust liquidates and dissolves, a distribution of Archstone-Smith Operating Trust property other than money generally will not result in taxable gain to an Archstone-Smith Operating Trust unitholder, except to the extent provided in sections 737, 704(c)(1)(B) and 731(c) of the Internal Revenue Code. The basis of any property distributed to an Archstone-Smith Operating Trust unitholder will equal the adjusted basis of the unitholder's Archstone-Smith Operating Trust units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Archstone-Smith Operating Trust, however, will be taxable to an Archstone-Smith Operating Trust unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder's share of partnership liabilities, exceeds the unitholder's tax basis in its Archstone-Smith Operating Trust units. If Archstone-Smith issued its shares of beneficial interest to Archstone-Smith Operating Trust unitholders upon the liquidation of Archstone-Smith Operating Trust, it is likely that each Archstone-Smith Operating Trust unitholder would be treated as if it had exchanged its Archstone-Smith Operating Trust units for Archstone-Smith shares and the unitholder would recognize gain or loss as if its Archstone-Smith Operating Trust units were sold in a fully taxable exchange. See "--Redemptions of Archstone-Smith Operating Trust Units."

     Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income. Generally, individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from "passive activities" only to the extent that those losses do not exceed the taxpayer's income from passive activities. Generally, passive activities are activities or investments in which the taxpayer does not materially participate, which would include the ownership of interests in Archstone-Smith Operating Trust. If Archstone-Smith Operating Trust were classified as a publicly traded partnership under the Internal Revenue Code, any losses or deductions allocable to an Archstone-Smith Operating Trust unitholder could be used only against gains or income of Archstone-Smith Operating Trust and could not be used to offset passive income from other passive activities.

Similarly, any Archstone-Smith Operating Trust income or gain allocable to an Archstone-Smith Operating Trust unitholder could not be offset with losses from other passive activities of the unitholder. For a more detailed discussion of Archstone's possible classification as a publicly traded partnership, see "--Tax Status of Archstone-Smith Operating Trust."

     In addition, an Archstone-Smith Operating Trust unitholder may not deduct its share of any Archstone-Smith Operating Trust losses to the extent that those losses exceed the lesser of:

     . the adjusted tax basis of its Archstone-Smith Operating Trust units at the end of Archstone-Smith Operating Trust's taxable year in which the loss occurs; and

     . the amount for which such unitholder is considered at-risk at the end of that year.

     In general, an Archstone-Smith Operating Trust unitholder will be at-risk to the extent of its basis in its Archstone-Smith Operating Trust units, except to the extent that the unitholder acquired its units using nonrecourse debt. For these purposes, however, a unitholder's basis in its Archstone-Smith Operating Trust units will include only the unitholder's share of Archstone-Smith Operating Trust's nonrecourse liabilities, as determined under section 752 of the Internal Revenue Code, that are considered qualified nonrecourse financing for purposes of these at-risk rules. Archstone-Smith Operating Trust believes that all of the debt secured by its properties that otherwise qualifies as nonrecourse liabilities under section 752 of the Internal Revenue Code will constitute qualified nonrecourse financing for purposes of the at-risk rules, but Archstone-Smith Operating Trust cannot guarantee that the Internal Revenue Service might not successfully contend that some or all of the debt secured by Archstone-Smith Operating Trust's properties is not qualified nonrecourse financing. Moreover, the majority of the indebtedness of Archstone-Smith Operating Trust that is considered to be nonrecourse under section 752 of the Internal Revenue Code is not secured by properties of Archstone-Smith Operating Trust and does not constitute qualified nonrecourse financing. In addition, there can be no assurance that Archstone-Smith Operating Trust will not repay some or all of its qualified nonrecourse financing in the future with proceeds from equity offerings or proceeds of debt financings that do not constitute qualified nonrecourse financing. For a discussion of certain tax related undertakings of Archstone relating to the allocation of nonrecourse liabilities to the former Smith Partnership unitholders, see "Tax Related Undertakings of Archstone--Allocations of Nonrecourse Liabilities under Treasury Regulations
Section 1.752-3."

     After the partnership merger, a former Smith Partnership unitholder's at-risk amount generally will increase or decrease as the adjusted basis in its Archstone-Smith Operating Trust units increases or decreases, except for increases or decreases attributable to Archstone-Smith Operating Trust liabilities that do not constitute qualified nonrecourse financing. If an Archstone-Smith Operating Trust unitholder is not allowed to use losses in a particular taxable year because of the application of the at-risk rules, the losses can be carried forward and may be used by the unitholder to offset income in a subsequent year to the extent that the unitholder's adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year.

     The at-risk rules apply to:

     .    an individual unitholder;

     . an individual shareholder or partner of a unitholder that is an S corporation or partnership; and

     . a unitholder that is a corporation if 50% or more of the value of that corporation's stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.

     Disposition of Archstone-Smith Operating Trust Units. If an Archstone-Smith Operating Trust unit is sold, transferred as a gift or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the Archstone-Smith Operating Trust unit that is disposed of. The amount realized on the disposition of a unit generally will equal the sum of:

     .    any cash received;

     .    the fair market value of any other property received; and

     . the amount of Archstone-Smith Operating Trust liabilities allocated to the unit.

     Because the amount realized includes any amount attributable to the relief from Archstone-Smith Operating Trust liabilities attributable to the unit, a unitholder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the unit.

     Generally, gain recognized on the disposition of an Archstone-Smith Operating Trust unit will be capital gain. However, any portion of the Archstone-Smith Operating Trust unitholder's amount realized on the disposition of a unit that is attributable to "unrealized receivables" of Archstone-Smith Operating Trust, as defined in section 751 of the Internal Revenue Code, will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the unitholder's share of unrealized receivables of Archstone-Smith Operating Trust exceeds the portion of the unitholder's basis that is attributable to those assets. Unrealized receivables include, to the extent not previously included in Archstone-Smith Operating Trust's income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if Archstone-Smith Operating Trust had sold its assets at their fair market value at the time of the disposition.

     For individuals, trusts and estates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 20%. However, a 25% rate applies to the extent that net capital gains attributable to the sale of depreciable real property are attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules. The applicable Treasury regulations apply the 25% rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income. Accordingly, any gain on the sale of an Archstone-Smith Operating Trust unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by Archstone-Smith Operating Trust that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each Archstone-Smith Operating Trust unitholder should consult with its own tax advisor regarding the application of the 25% rate to a sale of Archstone-Smith Operating Trust units.

     Redemptions of Archstone-Smith Operating Trust Units. If an Archstone-Smith Operating Trust unitholder exercises its unit redemption right, it is likely that Archstone-Smith will elect to exercise its right under the declaration of trust of Archstone-Smith Operating Trust to acquire the unitholder's Archstone-Smith Operating Trust units in exchange for cash or Archstone-Smith common shares. However, Archstone-Smith is under no obligation to exercise this right. If Archstone-Smith does elect to acquire a unitholder's Archstone-Smith Operating Trust units in exchange for cash or Archstone-Smith common shares, the transaction will be a fully taxable sale to the unitholder. The amount realized by a unitholder on this kind of disposition of an Archstone-Smith Operating Trust unit will equal the sum of:

     .    any cash received;

     .    the fair market value of any Archstone-Smith common shares received;
          and

     . the amount of Archstone-Smith Operating Trust liabilities allocated to the unit exchanged.

     The unitholder's taxable gain and the tax consequences of that gain would be determined as described under "--Disposition of Archstone-Smith Operating Trust Units."

     If Archstone-Smith does not elect to acquire the Archstone-Smith Operating Trust unitholder's units in exchange for cash or Archstone-Smith common shares, Archstone-Smith Operating Trust is required to redeem those Archstone-Smith Operating Trust units for cash. If Archstone-Smith Operating Trust redeems Archstone-Smith Operating Trust units for cash contributed by Archstone-Smith in order to effect the redemption, the redemption likely will be treated as a sale of the Archstone-Smith Operating Trust units to Archstone-Smith in a fully taxable transaction, although the matter is not free from doubt. Under these circumstances, the redeeming unitholder's amount realized will equal the sum of:

     .    the cash received; and

     .    the amount of Archstone liabilities allocated to the unit redeemed.

     The unitholder's taxable gain and the tax consequences of that gain would be determined as described under "--Disposition of Archstone-Smith Operating Trust Units."

     If an Archstone-Smith Operating Trust unit is redeemed for cash that is not contributed by Archstone-Smith to effect the redemption, the unitholder's tax treatment will depend upon whether or not the redemption results in a disposition of all of the unitholder's Archstone-Smith Operating Trust units. If all of the unitholder's Archstone-Smith Operating Trust units are redeemed, the unitholder's taxable gain and the tax consequences of that gain will be determined as described under "--Disposition of Archstone-Smith Operating Trust Units." However, if less than all of a unitholder's Archstone-Smith Operating Trust units are redeemed, the unitholder will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the unitholder's amount realized on the redemption, calculated as described above, exceeds the unitholder's basis in all of its Archstone-Smith Operating Trust units immediately before the redemption.

     Partnership Audit Procedures. The federal income tax information returns filed by Archstone-Smith Operating Trust may be audited by the Internal Revenue Service. The Internal Revenue Code contains partnership audit procedures governing the manner in which Internal Revenue Service audit adjustments of partnership items are resolved. Unless and until Archstone-Smith Operating Trust elects to be treated as an "electing large partnership," it is and will continue to be subject to audit rules under the Tax Equity and Fiscal Responsibility Act of 1982, which is referred to as TEFRA. See "--Possible Future Election by Archstone to be Treated as an Electing Large Partnership" below.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of adjustments by the Internal Revenue Service and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Internal Revenue Code provides for one partner to be designated as the "tax matters partner" for these purposes. Archstone-Smith is the tax matters partner for Archstone-Smith Operating Trust.

     The tax matters partner is authorized, but not required, to take some actions on behalf of Archstone-Smith Operating Trust and the unitholders and can extend the statute of limitations for assessment of tax deficiencies against the Archstone-Smith Operating Trust unitholders with respect to Archstone-Smith Operating Trust items. The tax matters partner will make a reasonable effort to keep each unitholder informed of administrative and judicial tax proceedings with respect to Archstone-Smith Operating Trust items in accordance with Treasury regulations issued under section 6223 of the Internal Revenue Code. In connection with adjustments to Archstone-Smith Operating Trust tax returns proposed by the Internal Revenue Service, the tax matters partner may bind any unitholder with less than a 1% profits interest in Archstone-Smith Operating Trust to a settlement with the Internal Revenue Service unless the unitholder elects not to give that authority to the tax matters partner by filing a statement to that effect with the Internal Revenue Service. The tax matters partner may seek judicial review, to which all unitholders will be bound, of a final Archstone-Smith Operating Trust administrative adjustment. If the tax matters partner fails to seek judicial review, it may be sought by any unitholder having at least a 1% interest in the profits of Archstone-Smith Operating Trust and by unitholders having, in the aggregate, at least a 5% profits interest. Only one judicial proceeding will go forward, however, and each unitholder with an interest in the outcome may participate.

     Unitholders will generally be required to treat Archstone-Smith Operating Trust items on their federal income tax returns in a manner consistent with the treatment of the items on the Archstone-Smith Operating Trust information return. In general, that consistency requirement is waived if a unitholder files a statement with the Internal Revenue Service identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the unitholder to the treatment on the Archstone-Smith Operating Trust return. Even if the consistency requirement is waived, adjustments to the unitholder's tax liability with respect to Archstone-Smith Operating Trust items may result from an audit of Archstone-Smith Operating Trust's or the unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a unitholder to substantial penalties. In addition, an audit of the Archstone-Smith Operating Trust return may also lead to an audit of an individual unitholder's tax return, which could result in adjustment of non-partnership items.

     Possible Future Election by Archstone-Smith Operating Trust to be Treated as an Electing Large Partnership. Archstone-Smith Operating Trust has not yet elected, but could elect in the future, to be treated as an "electing large partnership" for federal tax purposes. This election is available to partnerships, such as Archstone-Smith Operating Trust, that have 100 or more partners and meet other requirements set forth in the Internal Revenue Code. The election would entitle Archstone-Smith Operating Trust to use a simplified flow-through reporting system and a special audit system. Although Archstone-Smith Operating Trust has not made an election to be treated as an electing large partnership, Archstone-Smith Operating Trust may determine to make this election for future taxable years.

     As an electing large partnership, Archstone-Smith Operating Trust would be eligible to use a simplified flow-through reporting system, under which the number of tax items that unitholders are required to account for separately would be significantly reduced. For example:

     . to the unitholders, but would be allowed to Archstone-Smith Operating Trust to the extent of 30 percent of such deductions;

     . charitable contributions would be deductible by Archstone-Smith Operating Trust, instead of being reported separately to the unitholders; and

     . capital gains and losses would be netted at the partnership level and only net capital gain or loss would be reported to the unitholders.

     For a description of the reporting rules currently applicable to Archstone-Smith Operating Trust and its unitholders, see "--Income and Deductions in General."

     The audit procedures that are applicable to an electing large partnership differ from the procedures applicable under TEFRA, as described under "--Partnership Audit Procedures." An electing large partnership must designate a representative to act on its behalf for audit purposes. Unlike a tax matters partner under TEFRA, the representative of an electing large partnership would not have to be a unitholder. The Internal Revenue Service may challenge a reporting position taken by an electing large partnership by conducting a single administrative proceeding that will be binding upon all partners, just as under the TEFRA audit rules. However, partners in an electing large partnership have no individual right to notice of the adjustment proceedings, to participate in the proceedings or to file petitions for judicial review of a final administrative adjustment to partnership items. Adjustments to partnership items will flow through to the partners for the year that the adjustment "takes effect" within the meaning of section 6242 of the Internal Revenue Code. Moreover, a partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership's tax return. If an underpayment results from the failure to report an item consistently with the treatment of that item on the partnership return, the amount of the underpayment will be assessed immediately to the partner as if the underpayment were due to a mathematical or clerical error.

     Alternative Minimum Tax on Items of Tax Preference. The Internal Revenue Code contains alternative minimum tax rules that are applicable to corporate and noncorporate taxpayers. Archstone-Smith Operating Trust will not be subject to the alternative minimum tax, but Archstone-Smith Operating Trust unitholders are required to take into account on their own tax returns their respective shares of Archstone-Smith Operating Trust's tax preference items and adjustments in order to compute their alternative minimum taxable income. Since the impact of this tax depends on each Smith Partnership unitholder's particular situation, the Smith Partnership unitholders are urged to consult with their own tax advisors as to the applicability of the alternative minimum tax following the partnership merger.

     State and Local Taxes. In addition to the federal income tax aspects described above, a unitholder should consider the potential state and local tax consequences of owning Archstone-Smith Operating Trust units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a unitholder resides and in each state or local jurisdiction in which Archstone-Smith Operating Trust will have assets or otherwise does business. Thus, persons holding Archstone-Smith Operating Trust units either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which Archstone-Smith Operating Trust directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. Archstone-Smith Operating Trust also may be required to withhold state income tax from distributions otherwise payable to the Archstone-Smith Operating Trust unitholders. After the partnership merger, Archstone-Smith Operating Trust holds assets and/or otherwise conduct business in approximately 24 states and the District of Columbia. Archstone-Smith Operating Trust anticipates providing the Archstone-Smith Operating Trust unitholders with any information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that an Archstone-Smith Operating Trust unitholder pays income tax with respect to Archstone-Smith Operating Trust income to a state where it is not resident or Archstone-Smith Operating Trust is required to pay such tax on behalf of such unitholder, the unitholder may be entitled to a deduction or credit against income tax that it otherwise would owe to its state of residence with respect to the same income. A unitholder should consult with its personal tax advisor regarding the state and local income tax implications of owning Archstone-Smith Operating Trust units, including return filing requirements in the various states where Archstone-Smith Operating Trust currently owns properties.

Tax Related Undertakings of Archstone

     Lock-up Agreements. Archstone has agreed that it will not sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the properties that Smith Partnership transfers to Archstone including the Smith Partnership properties, any interest therein and Archstone's interest in Smith Realty Company and other assets covered by Exhibit D to Annex A of the amended and restated declaration of trust of Archstone.

     These restrictions, which are for the benefit of the Smith Partnership unitholders, are effective until January 1, 2022.

     If Archstone sells any of the protected properties other than through tax-free or tax-deferred exchange transactions that do not result in taxable income or gain to the former holders of Smith Partnership units, for example, through a tax-deferred exchange transaction under section 1031 of the Internal Revenue Code, Archstone will be required to pay each former Smith Partnership unitholder an amount equal to any income taxes incurred by the unitholder as a result of the sale, to the extent that any of the built in gain on the date of the merger with respect to protected properties is allocated to the unitholder as a result of that sale, plus a gross-up for taxes payable by the unitholder. Therefore, even if it were otherwise in the best interest of Archstone to sell any of the protected properties, such a sale would cause Archstone to be liable for significant damages.

     Debt Maintenance. Archstone has agreed to maintain specified levels of borrowings outstanding with respect to the Smith Partnership properties until January 1, 2022, which borrowings constitute nonrecourse liabilities. A nonrecourse liability is a liability for which no unitholder of Archstone "bears the economic risk of loss." After the merger and the partnership merger, if a nonrecourse liability is repaid, Archstone must replace such nonrecourse liability with a replacement borrowing also constituting a nonrecourse liability. The amount of nonrecourse liabilities that Archstone must retain will be reduced until January 1, 2022 in accordance with amortization schedules attached as schedules to Exhibit D to Annex A of the amended and restated declaration of trust of Archstone.

     To the extent that the debt being refinanced has been guaranteed by one or more Smith Partnership unitholders, the Smith Partnership unitholders must be offered the opportunity to guarantee the replacement debt. In such case, replacement debt must have collateral value, as determined in good faith by Archstone-Smith, that is not less than the value, as determined in good faith by Archstone-Smith, of the collateral for the debt being repaid. The guarantee for such replacement debt must be an "acceptable guarantee." An acceptable guarantee is a guarantee meeting the following criteria:

     . the guarantee agreement is substantially in the form of the guarantee agreement being replaced;

     . the guarantee is given to the lender in connection with, and in consideration for, the replacement debt;

     .    the guarantee must be executed and delivered by the lender;

     . the aggregate amount of guarantees, indemnities and other similar undertakings for the replacement debt does not exceed the face amount of the replacement debt; and

     . no other person would be considered to "bear the economic risk of loss" with respect to the portion of the debt being guaranteed.

     If Archstone fails to comply with its obligations described above, Archstone will be required to pay each former Smith Partnership unitholder an amount equal to any income taxes incurred by the unitholder as a result of income or gain actually recognized by the unitholder as a result of the sale or debt repayment, plus a gross-up for taxes payable by the unitholder. Therefore, even if it were otherwise in the best interest of Archstone to pay down or refinance all or a portion of the existing nonrecourse debt outstanding with respect to the Smith Partnership properties, such prepayment or repayment would cause Archstone to be liable for significant damages.

     Allocations of Nonrecourse Liabilities Under Treasury Regulation Section 1.752-3. Archstone has agreed pursuant to Exhibit D to Annex A of the Archstone declaration of trust, which we refer to as the tax protection agreement, to make allocations of liabilities under section 752 of the Internal Revenue Code taking into account the following:

     . existing Smith Partnership nonrecourse debt, or any replacement debt therefor, is treated as allocable to specified contributed Smith Partnership properties in amounts not less than the amounts set forth on a schedule to the tax protection agreement at the time of the merger, subject to reduction for scheduled amortization;

     . "excess nonrecourse liabilities" are allocated to the Smith Partnership unitholders to the extent that section 704(c) gain of any Smith Partnership unitholder exceeds such unitholder's section 704(c) minimum gain with respect to Smith Partnership properties;

     . Smith Partnership unitholders that are shown on a schedule to the tax protection agreement as having liability for a specified dollar amount of an existing nonrecourse debt that is "partner nonrecourse debt" are allocated a dollar amount of such debt equal to the amount shown on the schedule with respect to such unitholder, subject to reduction for scheduled amortization; and

     . in making allocations of debt under Treasury regulation section 1.752-3(a)(2) with respect to a specific property contributed by Smith Partnership, allocations are made

          -- first to the Smith Partnership unitholders in an amount equal to the lesser of

               >> the "section 704(c) minimum gain" that such Smith Partnership unitholder would have been allocated by Smith Partnership under Treasury regulation section 1.752-3(a)(2) immediately prior to the partnership merger, or

               >> the "section 704(c) minimum gain" that such Smith Partnership unitholder would have been allocated by Smith Partnership under Treasury regulation section 1.752-3(a)(2) immediately after the unitholder acquired an interest in Smith Partnership by reason of the contribution of an interest in the contributed property to Smith Partnership in exchange for an interest in Smith Partnership, and

          -- thereafter pro rata among the Smith Partnership unitholders based upon the number of Archstone units that they hold and their proportionate shares of the "section 704(c) minimum gain" existing immediately after the partnership merger in excess of amounts described in the second arrow above.

Archstone will be prohibited from using a method of allocating excess nonrecourse liabilities to Smith Partnership unitholders that is less favorable than methods used with respect to other Archstone unitholders in the future without offering former Smith Partnership unitholders the opportunity to participate in that allocation method. Archstone is not required to make allocations of nonrecourse liabilities in accordance with the foregoing, however, if there has been an applicable change in law that would no longer permit such allocations. See "--Tax Related Undertakings of Archstone" beginning on page 111. Although Archstone intends to use allocation methods that are authorized by applicable Treasury regulations, Archstone cannot guarantee that the Internal Revenue Service will respect these methods of allocation of excess nonrecourse liabilities following the partnership merger. These methods also could result in changes from year to year in an Archstone unitholder's share of excess nonrecourse liabilities of Archstone.

     Section 708 Termination; Section 704(c) Method. Pursuant to tax-related agreements, Archstone has agreed to treat the merger as a transfer of a greater than fifty percent interest in the capital and profits of Smith Partnership that resulted in a termination of Smith Partnership pursuant to section 708(b)(1)(B) of the Internal Revenue Code at the effective time of the merger.

     In addition, Archstone has agreed to use the traditional method with specific and limited curative allocations for purposes of making allocations under Section 704(c) of the Internal Revenue Code with respect to all properties acquired in connection with the merger, including the assets of Archstone owned prior to the partnership merger and the assets of Smith Partnership.

     Assumption of Smith Partnership Tax Protection Agreements. Under the merger agreement, Archstone also has expressly agreed to assume the obligations of Smith Partnership to Smith Partnership unitholders under existing tax protection agreements between Smith Partnership and these unitholders:

     . Smith Partnership's obligation with respect to property formerly managed by Commonwealth Atlantic Properties, Inc. and acquired by Smith Partnership in 1999 pursuant to an asset contribution agreement dated March 3, 1999 not to dispose of the property in a taxable transaction prior to January 2, 2004, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Infinity/Terrace, L.L.C. and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10 years following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by 2470 N. Clark Street Venture and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10-year period following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Somerset Limited Partnership and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10-year period following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Countryside Operating Partnership I and Countryside Residential Partners, Ltd. and acquired by Smith Partnership in 1998 pursuant to a real estate contribution agreement dated August 19, 1998 not to dispose of the property in a taxable transaction during the 19-year tax protection period, for the 10-year period following the expiration of the tax protection period, to use diligent efforts to effectuate any sale of the property without recognition of taxable gain, and during the 19-year tax protection period to maintain, and during the 10-year period following the expiration of the tax protection period to endeavor to maintain, specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to partnership interest of Dearborn Delaware Associates acquired by Smith Partnership in 1997 pursuant to an agreement to acquire partnership interests dated October 7, 1997 is subject to no restriction of sale, but includes a need to maintain specified debt obligations relating to the partnership interest.

     . Smith Partnership's obligation with respect to property formerly managed by R&B Executive Investments--Charter Oak Associates, The Edward R. Broida Trust No.1, The R.J. Franks Trust No.1, The Howard F. Ruby Trust and Connecticut General Life Insurance Company and acquired by Smith Partnership in 1996 pursuant to an agreement to acquire partnership interests dated February 20, 1996 not to dispose of the property in a taxable transaction during six years after the closing date, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by 1841 Columbia Road Limited Partnership and acquired by Smith Partnership in 1995 pursuant to a real estate contribution agreement dated December 12, 1995 not to dispose of the property in a taxable transaction during ten years after the closing date, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Kenmore Apartments Joint Venture and acquired by Smith Partnership in 1996 pursuant to a real estate contribution agreement dated December 26, 1996 not to dispose of the property in a taxable transaction during ten years after the closing date, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Tower Associates Limited Partnership and acquired by Smith Partnership in 1997 pursuant to a real estate contribution agreement dated January 30, 1997 not to dispose of the property in a taxable transaction during seven years after the closing date, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Plaza Associates Limited Partnership and acquired by Smith Partnership in 1997 pursuant to a real estate contribution agreement dated January 30, 1997 not to dispose of the property in a taxable transaction during seven years after the closing date, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Commonwealth Reservoir Park Limited Partnership and acquired by Smith Partnership in 1997 pursuant to a real estate acquisition agreement dated October 10, 1997 not to dispose of the property in a taxable transaction during eight and half years after the closing date, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by Janet Burstein Svirsky, Maralyn Burstein Milgrom, Aaron Milgrom and Joseph Burstein and acquired by Smith Partnership in 1997 pursuant to a real estate acquisition agreement dated June 30, 1997 not to dispose of the property in a taxable transaction during ten years after the closing, and to maintain specified debt obligations relating to the property.

     . Smith Partnership's obligation with respect to property formerly managed by certain partners in Tunlaw Apartments Company Limited Partnership and acquired by Smith Partnership in 1998 pursuant to a contribution agreement dated January 1, 1998 not to dispose of the property in a taxable transaction during seven years after the closing.

     . Smith Partnership's obligation with respect to property formerly managed by Roy S. MacDowell, Jr. and the Boulder Company, Inc. and acquired by Smith Partnership in 1998 pursuant to an asset contribution agreement dated February 2, 1998 not to dispose of the property in a taxable transaction during eight years after the closing date, and to maintain specified debt obligations relating to the property.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               Audited Consolidated Financial Statements of Charles E. Smith Residential Realty L.P. as of December 31, 2000 and 1999 (incorporated by reference to pages F-1 through F-39, S-1 and S-2 of Charles E. Smith Residential Realty L.P.'s Annual Report on Form 10-K, File No. 0-25968, as filed with the Securities and Exchange Commission on March 20, 2001)

               Unaudited Pro Forma Consolidated Financial Statements of Charles
               E. Smith Residential Realty L.P. as of and for the nine months ended September 30, 1999, and the year ended December 31, 1998 (incorporated by reference to pages F-2 through F-6 of Charles E. Smith Residential Realty L.P.'s Current Report on Form 8-K, File No. 0-25968, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2,
               2000)

               Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View at Aventura Beach for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-7 through F-9 of Charles E. Smith Residential Realty L.P.'s Current Report on Form 8-K, File No. 0-25968, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2,
               2000)

               Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View At Sunset Pointe for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-10 through F-12 of Charles E. Smith Residential Realty L.P.'s Current Report on Form 8-K, File No. 0-25968, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2,
               2000)

          Unaudited Condensed Consolidated Financial Statements of Charles E. Smith Residential Realty L.P. as of and for the quarter ended June 30, 2001 and 2000 (incorporated by reference to pages 3 through 17 of Charles E. Smith Residential Realty L.P.'s Quarterly Report on Form 10-Q, File No. 0-25968, as filed with the Securities and Exchange Commission on August 14, 2001)

     (b)  Pro Forma Financial Statements.

          Archstone-Smith Operating Trust Pro Forma Condensed Combined Financial Statements (incorporated by reference to pages F-1 to F-28 of Archstone-Smith Operating Trust's Registration Statement on Form S-4, File No. 333-64540, as amended)

     (c)  Exhibits.

     2.1 Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among Archstone Communities Trust, Archstone-Smith Trust (f/k/a New Garden Residential Trust), Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty L.P. (incorporated by reference to Annex A to Archstone-Smith Trust's Registration Statement on Form S-4, File No. 333-63734, as amended)

     4.1 Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.3 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     4.2 Amended and Restated Bylaws of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.4 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     4.3 Amended and Restated Declaration of Trust of Archstone-Smith Trust (incorporated by reference to Exhibit 4.1 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     4.4 Amended and Restated Bylaws of Archstone-Smith Trust (incorporated by reference to Exhibit 4.2 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     8.1  Opinion of Mayer, Brown & Platt as to tax matters

     10.1 Shareholders' Agreement, dated as of October 31, 2001, by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, Robert H. Smith and Robert P. Kogod (incorporated by reference to Exhibit 10.1 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     10.2 Agreement and First Amendment, dated as of September 21, 2001 to Credit Agreement dated as of December 20, 2000, by and among Archstone-Smith Operating Trust and the financial institutions named therein (incorporated by reference to Exhibit 99.56 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     10.3 Agreement and Second Amendment, dated as of November 1, 2001 to Credit Agreement dated as of December 20, 2000, by and among Archstone-Smith Operating Trust and the financial institutions named therein (incorporated by reference to Exhibit 99.16 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     10.4 Parent Agreement, dated as of November 1, 2001, by and among Archstone-Smith Operating Trust and Chase Manhattan Bank, in its capacity as Agent for the lenders under the Credit Agreement dated as of December 20, 2000 by and among Archstone-Smith Operating Trust and the financial institutions named therein (incorporated by reference to Exhibit 99.17 to Archstone-Smith Trust's Current Report on Form 8-K, File No. 1-16755, filed with the Securities and Exchange Commission on November 1, 2001)

     15.1 Letter from Arthur Andersen LLP as to unaudited interim financial statements

     23.1 Consent of Mayer, Brown & Platt (included in opinion filed as Exhibit 8.1)

     23.2 Consent of Arthur Andersen LLP

     99.1 Audited Consolidated Financial Statements of Charles E. Smith Residential Realty L.P. as of December 31, 2000 and 1999 (incorporated by reference to pages F-1 through F-39, S-1 and S-2 of Charles E. Smith Residential Realty L.P.'s Annual Report on Form 10-K, File No. 0-25968, as filed with the Securities and Exchange Commission on March 20, 2001)

     99.2 Unaudited Pro Forma Consolidated Financial Statements of Charles E. Smith Residential Realty L.P. as of September 30, 1999 and for the nine months ended September 30, 1999, and the year ended December 31, 1998 (incorporated by reference to pages F-2 through F-6 of Charles E. Smith Residential Realty L.P.'s Current Report on Form 8-K, File No. 0-25968, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

     99.3 Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View at Aventura Beach for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-7 through F-9 of Charles E. Smith Residential Realty L.P.'s Current Report on Form 8-K, File No. 0-25968, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

     99.4 Unaudited Combined Statements of Revenues and Certain Expenses of Ocean View At Sunset Pointe for the nine months ended September 30, 1999 and the year ended December 31, 1998 (incorporated by reference to pages F-10 through F-12 of Charles E. Smith Residential Realty L.P.'s Current Report on Form 8-K, File No. 0-25968, as filed with the Securities and Exchange Commission on January 5, 2000, as amended on January 24, 2000 and March 2, 2000)

     99.5 Unaudited Condensed Consolidated Financial Statements of Charles E. Smith Residential Realty L.P. as of June 30, 2001 and for the quarter ended June 30, 2001 and 2000 (incorporated by reference to pages 3 through 17 of Charles E. Smith Residential Realty L.P.'s Quarterly Report on Form 10-Q, File No. 0-25968, as filed with the Securities and Exchange Commission on August 14, 2001)

     99.8 Archstone-Smith Operating Trust Pro Forma Condensed Combined Financial Statements (incorporated by reference to pages F-1 to F-28 of Archstone-Smith Trust's Registration Statement on Form S-4, File No. 333-64540, as amended)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ARCHSTONE-SMITH OPERATING TRUST


Dated: November 1, 2001           By: /s/ R. Scot Sellers
                                      ------------------------------------------
                                      R. Scot Sellers
                                      Chairman of the Board and Chief Executive
                                      Officer